Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236555 on Form S-8 of our report dated September 10, 2020, relating to the financial statements of SelectQuote, Inc., appearing in this Annual Report on Form 10-K for the year ended June 30, 2020.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
September 10, 2020